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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K


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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT of 1934


                     February 25, 1998 (February 18, 1997)
                Date of Report (Date of Earliest Event Reported)



                           PRENTISS PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)


         Maryland                     1-14516               75-2661588
      ---------------                 -------               ----------
(State or other jurisdiction    (Commission File No.)     I.R.S. Employer
      of incorporation)                                (Identification No.)


                     3890 West Northwest Highway, Suite 400
                              Dallas, Texas 75220
                    (Address of principal executive offices)


                                 (214) 654-0886
              (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)


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     Item 5. OTHER EVENTS

          On February 18, 1998, Prentiss Properties Trust (the "Company"), a national office and industrial real estate investment trust, agreed to sell 1,198,157 of its common shares of beneficial interest (the "Common Shares") in a public offering underwritten by A.G. Edwards & Sons, Inc. (the "Underwriter"). Net proceeds to the Company from the sale were $30,826,505.89, after deducting costs payable by the Company of approximately $50,000. The Underwriter informed the Company that it intends to sell the Common Shares to Nike Securities L.P., which in turn intends to deposit such shares, together with shares of common stock of other entities also acquired from the Underwriter, into a newly-formed unit investment trust registered under the Investment Act of 1940. The transaction closed on February 23, 1998.


     Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
       EXHIBITS.

              (c) EXHIBITS.

     The following exhibits are filed herewith:

         Exhibit           Description
         -------           -----------

     1 Form of Underwriting Agreement, dated February 18, 1998, between Prentiss Properties Trust, Prentiss Properties Acquisition Partners, L.P., Prentiss Properties I, Inc. and A.G. Edwards & Sons, Inc.

     8 Form of Tax Opinion of Hunton & Williams, Richmond, Virginia addressed to A.G. Edwards & Sons, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        PRENTISS PROPERTIES TRUST



     Date: February 25, 1998

                                        By: /s/ Gregory S. Imhoff
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                                            Gregory S. Imhoff
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                                            Vice President and Secretary
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